UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 18, 2005
                                                          --------------


                            CIRCUIT CITY STORES, INC.
             (Exact name of registrant as specified in its charter)

                                    Virginia
                         (State or other jurisdiction of
                         incorporation or organization)


        001-05767                                           54-0493875
        ---------                                           ----------
       (Commission                                       (I.R.S. Employer
        File No.)                                       Identification No.)


                  9950 Mayland Drive, Richmond, Virginia 23233
               (Address of principal executive offices) (Zip Code)


                                 (804) 527-4000
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01.  Entry into a Material Definitive Agreement.

Establishment of Performance Goal under Annual Performance-Based Bonus Plan

On April 18, 2005, the Compensation and Personnel Committee of the Board of Directors of Circuit City Stores, Inc. (the "Company") approved the fiscal year 2006 performance goal under the 2003 Annual Performance-Based Bonus Plan. Each executive officer is eligible to receive a target bonus at the end of fiscal year 2006 based upon a percentage of base salary established for his or her position level and the Company's achievement of the performance goal. For fiscal year 2006, the Committee established specified earnings per share levels as the performance goal under the Plan.

Non-Employee Director Compensation for 2005-2006

On April 19, 2005, the Board of Directors of the Company approved the schedule of Non-Employee Director Compensation filed as Exhibit 10.1 to this report. The new compensation schedule will take effect on the date of the 2005 Annual Meeting of Shareholders (currently expected to be June 21, 2005).

Item 1.02.  Termination of a Material Definitive Agreement.

See Item 3.03 for a discussion of the Company's announcement that the Company's shareholder rights plan will terminate effective May 1, 2005 in accordance with the terms of the Third Amended and Restated Rights Agreement dated as of October 1, 2002, between the company and Wells Fargo Bank Minnesota, N.A., as Rights Agent.


                   SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.03.  Material Modifications to Rights of Security Holders.

On April 20, 2005, the Company issued a press release announcing that the company's board of directors ordered the redemption of all outstanding preferred share purchase rights under the company's shareholder rights plan. The Company will pay on May 15, 2005 a redemption price equal to $0.01 (1 cent) per share of Circuit City Stores, Inc. Common Stock (NYSE: CC) to shareholders of record at the close of business on May 15, 2005. The preferred share purchase rights will terminate effective May 1, 2005. The press release is attached as Exhibit 99.1 to this report.

                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In accordance with Item 5.02(b), the Company hereby reports that on April 18, 2005 E.V. Goings, a director, informed the Nominating and Governance Committee of the Board of Directors of his intention not to stand for re-election at the 2005 Annual Meeting of Shareholders to allow himself to devote more time to other business obligations. The Company has engaged Korn/Ferry International to recruit an independent director to fill the seat held by Mr. Goings on the board of directors. Mr. Goings will continue to serve as a director until the expiration of his term at the 2005 Annual Meeting of Shareholders.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 19, 2005, the Board of Directors of the Company approved amendments to the Bylaws of the Company which (i) move the designated annual meeting date to the fourth Tuesday in June; (ii) provide that the President of the Company need not be Chief Executive Officer and make other conforming changes to descriptions of the duties and powers of officers of the Company; (iii) give the maximum authority to the Board permitted under Virginia law to create and fill vacancies on the Board; (iv) require the Secretary to call a special meeting of directors at the request of two directors, rather than permitting any two directors to set the time and place for a special meeting; (v) shorten the notice period for special meetings in order to allow flexibility in the event urgent matters arise and make it clear that any means of notice permitted under Virginia law will suffice; (vi) revise the language in the Bylaws relating to director compensation so that it more closely tracks current practices; (vii) expand the list of officers authorized to cast the Company's vote in matters relating to subsidiaries or other entities in which the Company holds shares and (viii) make other conforming changes. The full text of the Bylaws, as amended and restated April 19, 2005, is attached as Exhibit 3.1 to this report.


                  SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits.

       (c)  Exhibits

Exhibit No.       Description of Exhibit
3.1               Circuit  City  Stores,  Inc.  Bylaws,  as amended and restated
                  April 19, 2005
10.1              Schedule of Non-Employee Director Compensation 2005-2006
99.1              Press release issued April 20, 2005










                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      CIRCUIT CITY STORES, INC.



                                      By:  /s/ W. Alan McCollough
                                           ------------------------------
                                           W. Alan McCollough
                                           Chairman and Chief Executive Officer



Date:    April 21, 2005








                                  EXHIBIT INDEX

Exhibit No.       Description of Exhibit
3.1               Circuit  City  Stores,  Inc.  Bylaws,  as amended and restated
                  April 19, 2005
10.1              Schedule of Non-Employee Director Compensation 2005-2006
99.1              Press release issued April 20, 2005